Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2009 Omnibus Incentive Plan of Natural Alternatives International, Inc., of our report dated September 25, 2009, with respect to the consolidated financial statements of Natural Alternatives International, Inc., included in its Annual Report on Form 10-K for the year ended June 30, 2009, filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

San Diego, California

February 3, 2010